Exhibit 99.1

FOR IMMEDIATE RELEASE

ABF FREIGHT SYSTEM, INC. DISAGREES

WITH FEDERAL DISTRICT COURT’S RULING

•                  Evaluating Options Including Second Appeal

Fort Smith, Arkansas, August 1, 2012 — ABF Freight System, Inc., one of the nation’s largest less-than-truckload carriers, on Wednesday said it disagrees with, and is disappointed by, today’s District Court ruling dismissing its lawsuit against the International Brotherhood of Teamsters and other parties for violations of the National Master Freight Agreement.

On August 1, 2012, Judge Susan Webber Wright of the U.S. District Court for the Western District of Arkansas entered an order dismissing the case brought by Arkansas Best Corporation’s (Nasdaq: ABFS) largest subsidiary, ABF, without prejudice.  This case was originally filed on November 1, 2010, against the IBT and other parties including several YRC Worldwide subsidiaries for violations of the collective bargaining agreement covering most unionized trucking employees in the country.  Previous to today’s ruling, Judge Wright had dismissed the case but that dismissal was later reversed by the Eighth Circuit Court of Appeals.  ABF is studying the ruling and evaluating its options which include, among other avenues, taking a second appeal to the Eighth Circuit or refiling the case in the District Court.

About ABF Freight System, Inc.

As the principal subsidiary of Arkansas Best Corporation (Nasdaq: ABFS), ABF operates as a global provider of customizable supply chain solutions. ABF enhances supply-chain efficiencies and achieves optimum performance by focusing on specific logistics needs and customizing innovative solutions. The carrier’s resource-rich infrastructure includes an innovative Dual-System network for regional and national transportation. Its portfolio of logistics services extends from the manufacturer’s floor to white-glove, final delivery. In between, customers benefit from a single point of contact and total end-to-end supply chain visibility.

About Arkansas Best Corporation

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles and household goods moving market services for consumers, corporations and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and limit our customers’ access to adequate financial resources; the successful integration of Panther; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; availability and cost of reliable third-party services; the timing and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; availability and cost of capital and financing arrangements; the cost and timing of growth initiatives; the impact of our brand and corporate reputation; the cost, integration, and performance of any future acquisitions; costs of continuing investments in technology and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.

Contact:

For Investors

David Humphrey, Vice President - Investor Relations & Corporate Communications

Arkansas Best Corporation

479-785-6200

dhumphrey@arkbest.com

For Media

Kathy Fieweger

847-903-8806

kfieweger@arkbest.com